UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 13, 2006 (March 8, 2006)

WELLSFORD REAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 838-3400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On March 8, 2006, Wellsford Real Properties, Inc. (the “Company”) entered into an Amendment to Third Amended and Restated Employment Agreement (the “Amendment”) with David M. Strong, the Company’s Senior Vice President for Development, providing for Mr. Strong’s continued employment through December 31, 2007, subject to automatic renewal for one-year periods (or shorter periods of not less than six months) unless either party elects to terminate not less than 30 days prior to the expiration of the then current term. The Amendment amends the Third Amended and Restated Employment Agreement entered into by the Company and Mr. Strong dated as of October 19, 2004 (as amended by the Amendment, the “Employment Agreement”).

Pursuant to the Amendment, Mr. Strong’s duties were modified to permit him to be involved in other business enterprises so long as such other business enterprises do not interfere with the performance of his duties to the Company as determined by the Chairman of the Board and President of the Company. Accordingly, the provisions previously prohibiting Mr. Strong from competing with the Company were deleted. Pursuant to the Amendment, the provision previously entitling Mr. Strong to certain payments upon a change in control of the Company was deleted. However, a provision was added pursuant to which Mr. Strong will be entitled to additional compensation (the “Retention Bonus”) in an aggregate amount equal to two times his then effective annual base salary upon the earlier of (i) December 31, 2008, (i) the expiration or termination of the Employment Agreement for any reason other than as a result of his disability, his termination by the Company for cause (as defined in the Employment Agreement) or his termination of the Employment Agreement and (iii) the sale of all condominium units with respect to the Gold Peak project. The Company is required to purchase and maintain a policy or policies of life insurance on the life of Mr. Strong until the earlier of the expiration or termination of the Employment Agreement and December 31, 2008, the proceeds of which will be used to pay the Retention Bonus to Mr. Strong’s estate in the event of his death. In addition, the Employment Agreement was also amended to permit the Company to terminate Mr. Strong’s employment without cause, provided that the Company would nonetheless be required to pay Mr. Strong all monies (including salary and bonus) due thereunder until the end of the then current term and to pay the Retention Bonus.

This Form 8-K, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risk that certain terms included in the Employment Letter could be interpreted as expectations of profitability. Therefore, actual results could differ materially from those projected in such statements.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits
10.1	Amendment to Third Amended and Restated Employment Agreement, dated as of March 8, 2006, between Wellsford Real Properties, Inc. and David M. Strong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns
James J. Burns
Senior Vice President, Chief Financial Officer

Date:	March 13, 2006

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